UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 28, 2007

Berliner Communications, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	000-28579 (Commission File Number)	75-2233445 (IRS Employer Identification No.)

20 Bushes Lane Elmwood Park, New Jersey (Address of Principal Executive Offices)	07407 (Zip Code)

Registrant's telephone number, including area code: (201) 791-3200

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On February 28, 2007 (the “Closing Date”), our wholly-owned subsidiary BCI Communications, Inc. (“BCI”) entered into an Asset Purchase Agreement (the “Asset Purchase Agreement”) with Digital Communication Services, Inc., a Texas corporation (“Digitcom”), J&J Leasing Partnership, a Texas general partnership (“J&J”) and the shareholders of Digitcom (the “Digitcom Shareholders”) for the purchase of substantially all of the assets of Digitcom and assumed certain liabilities of Digitcom, as more fully described below in “Item 2.01 - Completion of Acquisition or Disposition of Assets.” Digitcom, J&J and the Digitcom Shareholders are collectively referred to herein as the “Sellers.”

Item 2.01. Completion of Acquisition or Disposition of Assets.

On the Closing Date, BCI entered into an Asset Purchase Agreement with the Sellers pursuant to which BCI acquired substantially all of Digitcom’s assets (the “Purchased Assets”) and assumed certain liabilities of Digitcom (the “Assumed Liabilities”), all as set forth in the Asset Purchase Agreement.

In exchange for the Purchased Assets on the Closing Date, among other things:

•	BCI made an initial cash payment of $2,000,000;

•
BCI executed a limited recourse promissory note in the aggregate principal amount of $1,750,000 (the “Note”) to J&J. The Note bears interest at the rate of 8.25% per annum and is due and payable quarterly for a three year period ending on the third anniversary of the Closing Date. The Note is secured by land and buildings purchased from J&J evidenced by a Deed of Trust made for the benefit of J&J (the “Deed of Trust”);

•	We issued Digitcom a warrant to purchase 500,000 shares of our common stock, par value $0.0002 per share (the “Common Stock”) at a per share exercise price of $0.73 (the “Warrant”);

•	BCI assumed the Assumed Liabilities; and

•	Digitcom and J&J granted BCI a limited, exclusive license to use the name “Digitcom” for a period of one year from the Closing Date for certain business-related purposes.

In addition to the foregoing, BCI agreed to pay the Digitcom Shareholders an additional $1,000,000 in three annual installments of $333,333.33 (each, a “Contingent Purchase Price Payment”) if the following conditions are met:

•	certain performance objectives related to the combined operating results of the Digitcom business and the now existing business of our company located in Texas (the “Texas Business”); and

•
the Digitcom Shareholders are employed by BCI on each of March 1, 2008, 2009 and 2010, unless terminated “Without Cause,” as such term is defined in each Digitcom Shareholder’s respective Employment Agreement with BCI.

For purposes of determining whether the Digitcom Shareholders have earned a Contingent Purchase Price Payment, the operating results for the Texas Business will be measured for the twelve month periods ending on February 29, 2008, February 28, 2009 and February 28, 2010, respectively (each, a “Measurement Period”). If the Digitcom Shareholders earn a Contingent Purchase Price Payment in any period, BCI is obligated to make such payment to the Digitcom Shareholders within thirty days of the end of the applicable Measurement Period .

BCI and the Sellers have made representations and warranties to each other such as are customary in asset purchase agreements. Most of the representations and warranties of the Sellers will survive until the third anniversary of the Closing Date. The Sellers agreed to indemnify BCI, its subsidiaries, affiliates and their respective officers, directors, employees and agents (collectively, the “Purchaser’s Indemnified Persons”) against losses and damages incurred by any such Puchaser’s Indemnified Person (a) as a result of any breach by a Seller of the representations and warranties, covenants or agreements made by such Seller in the Asset Purchase Agreement, except for certain tax representations, or (b) related to any of the Assumed Liabilities. The Sellers are not liable for any indemnification claim for breach of the representations, warranties, covenants and agreements until the aggregate damages that BCI would otherwise be entitled to claim exceeds $25,000 and then only to the extent such damages exceed $25,000. The Sellers will not be liable to indemnify damages for more than an amount that exceeds the aggregate amount of all payments received by the Sellers pursuant to the Asset Purchase Agreement. In addition to the indemnification obligations described herein, the Sellers specifically indemnified BCI for certain tax liabilities. BCI agreed to indemnify the Sellers, their subsidiaries, affiliates and each of their respective officers, directors, employees and agents (collectively, the “Seller Indemnified Persons”) against losses and damages incurred by any such Seller Indemnified Person (a) as a result of any breach by BCI of the representations and warranties, covenants or agreements made by BCI in the Asset Purchase Agreement, or (b) related to any of the Assumed Liabilities.

The foregoing description of the Asset Purchase Agreement does not purport to be a complete statement of the parties’ rights under the Asset Purchase Agreement and is qualified in its entirety by reference to the full text of the Asset Purchase Agreement, which is filed as Exhibit 10.1 hereto.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

Note

In connection with the Asset Purchase Agreement, we issued the Note to J&J in the original principal amount of $1.75 million. The following is a summary of the terms of the Note:

Maturity. The principal amount of the Note and any accrued and unpaid interest thereon, is due and payable quarterly for a three year period ending on March 1, 2010.

Interest. The outstanding principal amount of the Note initially bears interest at a rate of eight and one-quarter percent (8.25%) per annum (“Regular Interest”). Any amount that is not paid when due, including, without limitation, principal or interest, bears interest at a rate of Prime Interest Rate plus two percent (2%) per annum (“Default Interest”) from the due date of such payment until it is paid. Regular Interest is computed on the basis of a 360-day year and actual days elapsed.

Security. The Note is secured by the Deed of Trust, which covers certain land and buildings sold to us by J&J.

Events of Default. An “Event of Default” under the Note will entitle J&J to certain rights. These Events of Default are:

•
failure by BCI to make any payment within fifteen (15) days of when due and any payment made after such date will include an interest penalty of two percent (2%) for the number of days that the payment is late;

•	failure by BCI to perform or observe any of its covenants or agreements contained in the Note within thirty (30) days; or

•	BCI dissolution, insolvency or bankruptcy.

In any Event of Default, upon ten (10) days prior written notice, J&J is entitled to enforce or cause to be enforced any remedies provided under the Note or the Deed of Trust.

Deed of Trust

In connection with the Asset Purchase Agreement and the Note, BCI granted a Deed of Trust, dated as of even date with the Asset Purchase Agreement, to J&J pursuant to which BCI granted a general security interest in certain property and buildings purchased by BCI under the Asset Purchase Agreement.

The foregoing description of the Note and the Deed of Trust does not purport to be a complete statement of the parties’ rights under the Note and the Deed of Trust and is qualified in its entirety by reference to the full text of the Note and the Deed of Trust, which are filed as Exhibits 10.2 and 10.3 hereto.

Item 3.02  Unregistered Sales of Equity Securities

On February 15, 2007, in connection with the Asset Purchase Agreement described under the heading, “Item 2.01 - Completion of Acquisition or Disposition of Assets” above, we agreed to issue the Warrant. The Warrant has a term of exercise expiring February 28, 2010. The number of shares issuable upon exercise and the per share exercise price of the Warrant is subject to adjustment in the case of, among other things, any stock dividend, stock split, combination, capital reorganization, reclassification or merger or consolidation. Subject to limited exceptions, the exercise price and the number of shares of common stock for which the Warrant is exercisable is also subject to adjustment if we declare a dividend on the Common Stock payable in shares of our capital stock, subdivide the Common Stock or combine the outstanding Common Stock into a smaller number of shares. Upon the occurrence of such an event, the exercise price and the number of shares of Common Stock for which the Warrant is exercisable will be adjusted in accordance with a formula described in the Warrant. The Warrant is exercisable at any time prior to its expiration date by delivering the Warrant to the Company, together with a completed election to purchase and the full payment of the exercise price.

The foregoing sales and issuances were made in reliance upon an exemption from the registration provisions of the Securities Act set forth in Section 4(2) thereof, relative to sales by an issuer not involving any public offering, and the rules and regulations thereunder.

The foregoing description of the Warrant does not purport to be a complete statement of Digitcom’s rights under the Warrant and is qualified in its entirety by reference to the full text of the Warrant, which is filed as Exhibit 4.1 hereto.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On March 1, 2007, we entered into a Separation Agreement and General Release (the “Separation Agreement”) with Patrick G. Mackey, Principal Accounting Officer and Senior Vice President of Berliner Communications, Inc. and BCI Communications, Inc. providing for the termination of Mr. Mackey as an officer of both companies effective on March 1, 2007, and his termination as an employee on Friday, June 29, 2007 (the “Termination Date”). Under the terms of the Separation Agreement, we agreed to continue to pay Mr. Mackey his annual compensation in accordance with our regular payroll practices for the four-month period ending on the Termination Date. Mr. Mackey will also continue to receive all benefits until the Termination Date and may elect to continue receiving benefits for a certain period after termination.  The Separation Agreement also contains customary provisions relating to confidentiality, non-disclosure, non-competition and non-solicitation.

Item 9.01 Financial Statements and Exhibits.

(a) Financial Statements of Businesses Acquired

To be filed by amendment no later than 71 calendar days after the date this Current Report is required to be filed.

(b) Pro Forma financial information

To be filed by amendment no later than 71 calendar days after the date this Current Report is required to be filed.

(c) Exhibits

4.1	Common Stock Purchase Warrant, dated as of February 28, 2007, issued by Berliner Communications, Inc. to Digital Communication Services, Inc.

10.1
Asset Purchase Agreement, dated as of February 28, 2007, by and among Digital Communication Services, Inc., the Shareholders of Digital Communication Services, Inc. and J&J Leasing Partnership, and BCI Communications, Inc.

10.2	Limited Recourse Promissory Note, dated as of February 28, 2007, issued by BCI Communications, Inc. to J&J Leasing Partnership.

10.3	Deed of Trust, dated as of February 28, 2007, granted by BCI Communications, Inc. to J&J Leasing Partnership.

99.1	Press Release of Berliner Communications, Inc, dated March 1, 2007.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BERLINER COMMUNICATIONS, INC.

Date: March 6, 2007	By:	/s/ Richard Berliner
Name: Richard Berliner
Title: Chief Executive Officer